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                                                                    Exhibit 2.10

                              STANDSTILL AGREEMENT

                  THIS STANDSTILL AGREEMENT (this "Agreement") is dated as of November 18, 2003, by and among Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust ("PREIT"), PREIT Associates, L.P., a Delaware limited partnership ("PREIT Partnership"), Mark E. Pasquerilla, Crown Investments Trust, a Delaware business trust, Crown American Investment Company, a Delaware corporation, Crown Delaware Holding Company, a Delaware corporation, Crown Holding Company, a Pennsylvania corporation, and Crown American Properties, L.P., a Delaware limited partnership ("Crown Partnership" and, together with Mark E. Pasquerilla, Crown Investments Trust, Crown American Investment Company, Crown Delaware Holding Company and Crown Holding Company, the "Standstill Group").

                              W I T N E S S E T H:

                  WHEREAS, PREIT, PREIT Partnership, Crown American Realty Trust ("Crown") and Crown Partnership have entered into an Agreement and Plan of Merger dated as of May 13, 2003 (the "Merger Agreement"), pursuant to which, among other things, (a) Crown will be merged with and into PREIT, with PREIT as the surviving trust (the "Merger"), and (b) Crown Partnership and PREIT Partnership will consummate certain transactions contemplated in connection with the Merger, in each case upon the terms and subject to the conditions set forth in the Merger Agreement;

                  WHEREAS, in order to induce PREIT and PREIT Partnership to consummate the Merger Agreement, the members of the Standstill Group have agreed to and desire to enter into this Agreement prohibiting them from taking certain actions, directly or indirectly through others, following the Effective Time, as set forth below.

                  NOW THEREFORE, in consideration of the foregoing and the covenants, conditions and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                               A G R E E M E N T:

                  1. Definitions. Capitalized terms used herein and not defined are used as defined in the Merger Agreement. In addition, as used herein:

                           (a) "Affiliate" means, (i) with respect to a Person, any member of such person's immediate family; (ii) with respect to an entity, any officer, director, trustee, general partner or managing member of such entity; and (iii) with respect to a Person or entity, any person or entity which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person or entity; provided, that as used herein "Affiliate" shall not include PREIT or any of its subsidiaries or other entities controlled by PREIT which are not members of the Standstill Group.


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                  2. Restrictions on Certain Actions by Members of the
Standstill Group. Each member of the Standstill Group agrees that, for a period beginning on the date hereof and ending on the date that is the later to occur of (i) the 8th anniversary of the Closing Date of the Merger or (ii) the date on which Mark E. Pasquerilla is no longer a member of the PREIT Board of Trustees (the "Standstill Period"), neither he nor it will, nor will he or it permit any of his or its Affiliates to, unless consented to by PREIT in writing:

                           (a) acquire, offer or propose to acquire, or agree or seek to acquire, directly or indirectly, by purchase or otherwise, any securities (or direct or indirect rights or options to acquire any securities) of PREIT or any subsidiary thereof other than directly from PREIT or such subsidiary of PREIT, or, except in the ordinary course of business without the purpose of acquiring control of PREIT, any assets of PREIT or any subsidiary or division thereof, provided that, notwithstanding the foregoing, the members of the Standstill Group may acquire beneficial ownership (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities of PREIT in an amount not to exceed, in the aggregate for all members of the Standstill Group, the sum of (i) the number of securities acquired by Mark E. Pasquerilla from time to time pursuant to the exercise of options granted to him by PREIT or assumed by PREIT pursuant to the Merger Agreement, (ii) a number of securities equal to one percent (1%) of either the issued and outstanding voting securities or the issued and outstanding nonvoting securities of PREIT so long as such acquisition is made consistent with applicable securities laws and regulations, and (iii) the number of securities acquired through purchases made pursuant to PREIT's Dividend Reinvestment Plan, provided that the value of such purchases shall not exceed the actual amount of dividends paid with respect to PREIT common shares owned at the time of reinvestment by a member of the Standstill Group; provided, that nothing in this Section 2(a) shall restrict any member of the Standstill Group from acquiring, offering or proposing to acquire, or agreeing or seeking to acquire, directly or indirectly, by purchase or otherwise, any securities (or direct or indirect rights or options to acquire any securities) of PREIT or any subsidiary thereof if, after giving effect to such actual or proposed acquisition, the Standstill Group would not, in the aggregate, beneficially own (assuming any such direct or indirect rights or options to acquire any securities were immediately exercisable) PREIT securities in excess of the Ownership Limit as defined from time to time in Section 9A of the Amended and Restated PREIT Trust Agreement dated as of December 16, 1997, as such may be amended or restated from time to time; or


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                           (b) except as provided in Section 3 of this
         Agreement, enter into or agree, offer, propose or seek to enter into, or otherwise knowingly be involved in or part of, directly or indirectly, any acquisition transaction or other business combination relating to all or part of PREIT or any of its subsidiaries, including without limitation PREIT Partnership, or any acquisition transaction for all or part of the assets of PREIT or any of its subsidiaries, including without limitation PREIT Partnership, or any of their respective businesses; or

                           (c) except to the extent any such activity is solely related to or arises solely from Mark E. Pasquerilla's participation as a trustee of PREIT and such activity is consistent with the recommendation of a majority of the members of the PREIT Board of Trustees, (i) make or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of PREIT; (ii) become a "participant" in any "election contest" (as such terms are defined or used in the rules under the Exchange Act) with respect to PREIT; (iii) seek to advise, encourage or influence any person or entity with respect to any voting securities of PREIT; (iv) seek to alter the composition or size of the Board; (v) demand a copy of PREIT's share ledger, list of shareholders or the other books and records in connection with any matter covered by paragraph (a) or the other clauses of this paragraph (c) of this
         Section 2; or (vi) call or attempt to call any meeting of the shareholders of PREIT; provided, that nothing in this Section 2(c) shall prevent Mark E. Pasquerilla from voting as he desires in connection with any resolution or action of the PREIT Board of Trustees, so long as he is not otherwise in violation of this Agreement; or

                           (d) except to the extent any such activity is solely related to or arises solely from Mark E. Pasquerilla's participation as a trustee of PREIT, take any action with respect to PREIT or any of its subsidiaries which involves or could require making a public announcement or could require PREIT or any of its subsidiaries to make a public announcement regarding (i) any of the activities referred to in this Section 2; (ii) the possibility of any person (including, without limitation, such member of the Standstill Group) acquiring control of PREIT, whether by means of a business combination or otherwise; or (iii) any extraordinary transaction involving PREIT or its securities or assets; provided, that nothing in this Section 2(d) shall prohibit any member of the Standstill Group from making any public disclosure that is required by applicable law; or


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                           (e) form, join or in any way participate in a "group"
         (within the meaning of Section 13(d)(3) of the Exchange Act), except to the extent that the Standstill Group and any of their Affiliates constitute a group, with respect to any voting securities of PREIT or any of its subsidiaries; or

                           (f) except to the extent any such activity is solely related to or arises solely from Mark E. Pasquerilla's participation as a trustee of PREIT, seek or propose, alone or in concert with others, to influence or control PREIT's management or policies; or

                           (g) except to the extent any such activity is solely related to or arises solely from Mark E. Pasquerilla's participation as a trustee of PREIT, request PREIT or any of its trustees, officers, employees, Affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents, directly or indirectly, to amend or waive any provision of this Section 2 (including without limitation this Subsection 2(g)); or

                           (h) directly or indirectly enter into any discussions, negotiations, arrangements or understandings with any other person with respect to any of the foregoing activities or propose any of such activities to any other person; or

                           (i) advise, assist, encourage, act as a financing source for or otherwise invest in any other person in connection with any of the foregoing activities; or

                           (j) disclose any intention, plan or arrangement which, if consummated, would violate any of the foregoing, except any public disclosure that is required by applicable law.

                  Each member of the Standstill Group also agrees to advise PREIT promptly of any bona fide inquiry or proposal made to such member with respect to any of the foregoing until the end of the Standstill Period.

                  3. Permitted Exceptions. So long as no member of the Standstill Group is otherwise in violation of any provision of this Agreement, nothing in this Agreement shall prevent any member of the Standstill Group from
(i) voting any PREIT securities beneficially owned by it on any matter properly before the PREIT shareholders or holders of PREIT Partnership units of limited partnership interest for their consideration, and (ii) participating in (by tendering or exchanging any PREIT securities owned by the Standstill Group) any tender or exchange offer made to all PREIT shareholders, provided that such tender or exchange offer was previously approved by a majority of the members of the PREIT Board of Trustees. In addition, the terms of this Agreement shall not restrict any member of the Standstill Group from making unsolicited open market sales of any PREIT common shares beneficially owned by it through a broker or dealer on the New York Stock Exchange or such other exchange or over-the-counter market that constitutes the primary trading market of PREIT common shares at the time of such sale.


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                  4. Remedies. Each party hereto agrees that remedies at law may be inadequate to protect the other party against any actual or threatened breach of this Agreement by the party or its Affiliates, and, without prejudice to any other rights and remedies otherwise available to the other party, each party agrees to the granting of injunctive relief in favor of the other party without proof of actual damages as a remedy for any breach.

                  5. No Implied Waiver. Each party hereto agrees that no failure or delay by the other party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

                  6. Entire Agreement; Modification, Amendment or Waiver. This Agreement contains the entire agreement among the parties hereto concerning the standstill provisions addressed herein, and no modification of or amendment to this Agreement or waiver of the terms and conditions hereof will be binding upon the parties hereto, unless approved in writing by each of the parties hereto.

                  7. Binding Effect. This Agreement shall be binding upon the heirs, personal representatives, successors and assigns of the parties hereto.

                  8. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. In any jurisdiction in which a term or provision of this Agreement is invalid or unenforceable, this Agreement shall be construed in all respects as if such invalid or unenforceable term or provision were omitted. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  9. Notices. All notices, requests, claims, demands and other communication under this Agreement shall be in writing and shall be delivered personally or sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice from such party):


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                  if to PREIT:

                           Pennsylvania Real Estate Investment Trust
                           The Bellevue
                           200 South Broad Street
                           Philadelphia, PA  19102
                           Attention: Bruce Goldman, Executive Vice President
                                      and General Counsel
                           Facsimile: (215) 546-7311

                  with a copy (which shall not constitute notice) to:

                           Hogan & Hartson L.L.P.
                           Columbia Square
                           555 13th Street, N.W.
                           Washington, D.C.  20004-1109
                           Attention: J. Warren Gorrell, Jr., Esq.
                                      Stuart A. Barr, Esq.
                           Facsimile: (202) 637-5910

                  and

                           Drinker Biddle & Reath LLP
                           One Logan Square
                           18th & Cherry Streets
                           Philadelphia, PA 19103-6996
                           Attention: Howard A. Blum, Esq.
                           Facsimile: (215) 988-2757

                  if to any member of the Standstill Group:

                           Crown American Properties, L.P.
                           Pasquerilla Plaza
                           Johnstown, PA  15901
                           Attention: Ronald J. Hamilton
                           Facsimile: (814) 536-9525

                  with a copy (which shall not constitute notice) to:

                           Reed Smith LLP
                           435 Sixth Avenue
                           Pittsburgh, PA  15219
                           Attention: David L. DeNinno, Esq.
                           Facsimile: (412) 288-3218

                  and

                           Sullivan & Cromwell LLP
                           125 Broad Street
                           New York, NY 10004-2498
                           Attention: Joseph C. Shenker, Esq.
                           Facsimile: (212) 558-3588


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                  All notices shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or when telecopied (with a confirmatory copy sent by such overnight courier)

                  10. Governing Law. This agreement will be governed by and construed in accordance with the internal laws of the State of New York.

                  11. Counterparts. This agreement may be signed in any number of counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same agreement. Any counterpart to which original or facsimile signatures of all parties are attached shall constitute an original of this Agreement.

                  12. Termination. This Agreement shall automatically terminate upon the breach by PREIT of its obligations with respect to Mark E. Pasquerilla's serving as a trustee of PREIT, as set forth in Section 1.6 of the Merger Agreement.

                                *  *  *  *  *

                    [Signatures Appear on the Following Page]


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                  IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement, or caused this Agreement to be duly executed and delivered on its behalf, as of the date first written above.

                    /s/ Mark E. Pasquerilla
                    ----------------------------------------------------------
                    Mark E. Pasquerilla

                    Crown American Properties, L.P.,
                    a Delaware limited partnership

                    By:    Crown American Realty Trust
                           its general partner

                           By:  /s/ Terry L. Stevens
                                ----------------------------------------------
                                Name: Terry L. Stevens
                                Title: Executive Vice President and CFO

                    Crown Investments Trust,
                    a Delaware business trust

                    By:    /s/ Ronald J. Hamilton
                           ---------------------------------------------------
                           Name: Ronald J. Hamilton
                           Title:  Chief Financial Officer and Vice President

                    Crown American Investment Company,
                    a Delaware corporation

                    By:    /s/ Ronald J. Hamilton
                           ---------------------------------------------------
                           Name: Ronald J. Hamilton
                           Title:  Chief Financial Officer and Vice President

                    Crown Delaware Holding Company,
                    a Delaware corporation

                    By:    /s/ Ronald J. Hamilton
                           ---------------------------------------------------
                           Name: Ronald J. Hamilton
                           Title:  Chief Financial Officer and Vice President

                    Crown Holding Company,
                    a Pennsylvania corporation

                    By:    /s/ Ronald J. Hamilton
                           ---------------------------------------------------
                           Name: Ronald J. Hamilton
                           Title:  Chief Financial Officer and Vice President

                    Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust

                    By:    /s/ Bruce Goldman
                           ---------------------------------------------------
                           Name: Bruce Goldman
                           Title:  Executive Vice President & General Counsel

                    PREIT Associates, L.P.,
                    a Delaware limited partnership

                    By: Pennsylvania Real Estate Investment Trust, its general partner

                           By: /s/ Bruce Goldman
                               -----------------------------------------------
                               Name: Bruce Goldman
                               Title: Executive Vice President
                                      & General Counsel